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                                                                    EXHIBIT 10.1

                               TRANSFER AGREEMENT

      THIS AGREEMENT, made as of the 16 day of June, 2004, between RENAISSANCE LEARNING, INC., a Wisconsin Corporation (the "Company") and TERRANCE D. PAUL, an individual resident of the State of Colorado ("Paul").

                                 R E C I T A L S

      Paul is a Co-Founder, Co-Chairman and Director of the Company and has from time to time served in various other executive capacities as an employee of the Company. For several years, Paul has been writing a book on information theory which is currently an untitled, incomplete work in progress (the "Book"). In the course of working on the Book, Paul also conceived of an idea for a speech monitoring system to enhance language development in young children, the concept of which is described in a confidential disclosure memorandum dated May 11, 2004, prepared by Paul and provided to the Audit Committee of the Board of Directors of the Company (the "Idea"). Since initial work on the Book was commenced as a Company project and certain Company resources were used by Paul to assist in writing the Book, future disputes could arise between the Company and Paul with respect to ownership or other rights in the Book and/or the Idea. The Company does not wish to devote further resources to completion of the Book or commercialization of the Idea. Paul has advised the Company that he has an interest in completing the Book and potentially commercializing the Idea and, in order to avoid any future disputes with respect to ownership, has requested the Company to assign to him such rights, if any, as it may have in the Book and the Idea. The Company has agreed to such assignment in consideration of certain payments from Paul and Paul's agreement to grant to the Company certain first negotiation and first refusal rights with respect to the Idea as set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                              Assignment of Rights

      The Company hereby sells, assigns, and transfers to Paul, all of its right, title and interest in and to the Book and the Idea, including, without limitation, all rights to obtain and maintain any copyright and patent rights in the Book and Idea and all rights to license, sublicense or grant other rights and interests in or with respect to, and to otherwise commercialize, the Book and the Idea.

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                                    ARTICLE 2

                                     Payment

      In consideration of the assignment set forth in Article 1 above, Paul agrees to pay to the Company the sum of Sixty Seven Thousand Five Hundred Fifty Dollars ($67,550). Such payment shall be made within five (5) business days after execution of this Agreement, in accordance with such instructions as shall be provided to Paul by the Chief Financial Officer of the Company.

                                    ARTICLE 3

                           Company Warranty Disclaimer

      Paul acknowledges that the Company disclaims and makes no representations or warranties whatsoever with respect to the Book or the Idea and that, without limitation, the Company makes no representation or warranty (i) that it has title to or ownership of any rights in the Book or the Idea; (ii) as to the copyrightability or patentability of the Book or the Idea or that any copyright or patent rights have been or may be filed, prosecuted, or maintained with respect thereto; (iii) that the Book and/or the Idea will not infringe any patent, copyright or other intellectual property rights of third parties; or
(iv) as to the commercial potential or utility of the Book and/or the Idea.

                                    ARTICLE 4

            First Negotiation and Refusal Rights Relating to the Idea

..
      4.1. Transfer Restrictions. The parties acknowledge that Paul may (but shall not be obligated to) from time to time engage in research and development activities with respect to the Idea and/or may apply for patents and prosecute patent applications with respect to the Idea, or applications, derivatives or improvements thereof. Paul agrees that he will not, at any time during the ten
(10) year period commencing on the date of this Agreement (the "Restricted Period"), sell, license, transfer, or otherwise grant any rights with respect to (collectively, "Transfer") (i) the Idea, or any application, technology or improvement relating to, derived from, or based upon the Idea (an "Idea Application") or (ii) any patent, patent application or other intellectual property right in whole or in part claiming, relating to, derived from or based upon, the Idea or any Idea Application (an "Idea Right") for use in the Company Field (as hereafter defined) unless, prior to any such Transfer, he complies with the provisions of Sections 4.2 and 4.3 below relating to the Company's first negotiation and first refusal rights. As used in this Agreement, the "Company Field" shall mean products and/or services used for educational, administrative, testing or assessment purposes by schools or school districts having students enrolled in one or more of grades K through 12 or the equivalent thereof, or by students, teachers, administrators or other employees of such schools or school districts.

      4.2. First Negotiation Rights. In the event, at any time during the Restricted Period, Paul should develop an Idea Application which may reasonably be anticipated to be useful in the Company Field or if Paul should at any time propose to license or otherwise Transfer any Idea Rights for use in the Company Field, Paul shall give a written notice to the Company (an "Availability Notice") briefly describing the Idea Application and/or the Idea Rights which Paul proposes to license or otherwise transfer. After giving the Availability Notice, Paul shall provide such additional information concerning such Idea Application or Idea Rights as the Company may reasonably request. If, within sixty (60) days after its receipt of the Availability Notice, the Company gives a written notice (an "Interest Notice") to Paul that it is interested in acquiring the Idea Application and/or the Idea Rights specified in the Availability Notice for use in the Company Field, the Company and Paul shall enter into good faith negotiations with respect thereto and Paul will not enter into any agreement or arrangement with any third party with respect to the use of such Idea Application or Idea Rights in the Company Field unless the Company and Paul fail to execute a letter of intent or binding agreement relating to such use within ninety (90) days after Paul's receipt of the Company's Interest Notice. If the parties do not execute a letter of intent or agreement within such ninety (90) day period, Paul shall be free to offer the Idea Application and/or the Idea Rights identified in the Availability Notice to third parties; provided, however, that prior to entering into any agreement or other arrangement with respect to any such Idea Application and/or the Idea Rights with any third party, Paul shall comply with the provisions of Section 4.3 below relating to the Company's first refusal rights.

      4.3. First Refusal Rights. In the event, at any time during the Restricted Period, Paul proposes to sell, license, or otherwise Transfer any Idea Application and/or Idea Rights for use in the Company Field (any such Idea Applications and/or Idea Rights being hereinafter called the "Offered Rights") to any person other than the Company, Paul shall first give a written notice to the Company (a "License Offer") specifying the Offered Rights which are proposed to be Transferred, the person to whom such rights are to be Transferred ( the "Proposed Licensee"), the nature of the proposed

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transaction, the form and amount of consideration to be received by Paul (the
"Transaction Payments"), the terms of payment and the other material terms of the proposed transaction and offering the Offered Rights to the Company upon the same terms as offered to the Proposed Licensee; provided however, that if the Offered Rights are offered to the Proposed Licensee on a non-exclusive basis, such rights shall nevertheless be offered to the Company for use in the Company Field on an exclusive basis on the same terms as the Offered Rights are offered to the Proposed License on a non-exclusive basis. After making the License Offer, Paul shall provide such additional information concerning the Offered Rights and the proposed transaction as the Company may reasonably request. The Company shall have the right, exercisable by written notice (an "Acceptance Notice") given to Paul within sixty (60) days after delivery of the License Offer (the "Option Period") to elect to enter into an exclusive license or otherwise exclusively acquire the Offered Rights in the Company Field on the same terms as offered to the Proposed Licensee; provided, however, that if the Transaction Payments are payable in securities of the Proposed Licensee or any other consideration than money, the Company shall have the right to acquire such Offered Rights for an amount equal to the value of the consideration offered by the Proposed Licensee as agreed by the parties, or, if the parties are unable to agree, as determined by an investment banking firm or other appraiser mutually agreed upon by the parties or, if the parties are unable to agree, by an appraiser appointed by the firm then serving as the Company's independent auditor upon request of either party. If the Company elects to license or otherwise acquire the Offered Rights specified in the License Offer, Paul and the Company shall negotiate in good faith to agree upon a definitive license or other agreement with respect to such Offered Rights on the terms specified in the License Offer (except that the Company's rights shall be exclusive even though non-exclusive rights may be offered to the Proposed Licensee) and, if the parties so agree, Paul shall thereafter license or otherwise Transfer the Offered Rights to the Company in accordance with the terms of such agreement. If the Company does not elect to license or otherwise acquire the Offered Rights by giving an Acceptance Notice prior to the expiration of the Option Period, or if, within ninety (90) days after the Company gives an Acceptance Notice, the parties are unable to agree, after good faith negotiations, upon the terms of a definitive license or other agreement with respect to such Offered Rights, then Paul shall have the right to license or otherwise Transfer the Offered Rights described in the License Offer to the Proposed Licensee for use in the Company Field, provided that such Transfer is made for consideration not less than the Transaction Payments and upon substantially the same terms as specified in the License Offer, but if such Offered Rights are not licensed or otherwise Transferred to the Proposed Licensee upon such terms within six (6) months after the Company receives the License Offer, such Offered Rights shall again be subject to, and shall be licensed or otherwise Transferred only in accordance with, this Section 4.3.

      4.4. Limitations. The first negotiation and first refusal rights granted to the Company pursuant to Sections 4.2 and 4.3 shall extend only to Idea Applications and Idea Rights for use in the Company Field and nothing herein shall be construed to restrict Paul from licensing or otherwise Transferring any Idea Application or Idea Right to any person at any time for use outside of the Company Field, provided that the agreement with such person shall expressly restrict any such use within the Company Field.

      4.5. Expiration. The Company's rights and Paul's obligations under this
Article 4 shall expire upon the expiration of the Restricted Period.

                                    ARTICLE 5

                                  Miscellaneous

      5.1. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Paul shall not at any time, whether during his lifetime or upon his death, sell, assign, or otherwise Transfer, all or any portion of his interest in any Idea Application or Idea Right unless the transferee executes a written agreement, in form and substance reasonably acceptable to the Company, to be bound by the provisions of Article 4 hereof, as fully and to the same extent as Paul is bound thereby.

      5.2. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to the principles of conflict or choice of law thereof.

      5.3. Arbitration. All disputes and differences of any kind arising under this Agreement, including any dispute as to the arbitrability of any particular issue, which cannot be settled amicably by the parties, shall be finally settled in an arbitration to be conducted under the rules of the American Arbitration Association (the "AAA") by a single arbitrator selected under the rules of the AAA. Unless the parties agree otherwise, any such arbitration shall be held in Dane County, Wisconsin. The decision of any such arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction and no party shall seek redress against any other in any court or tribunal except solely for the purpose of obtaining execution of any arbitral award or of obtaining or enforcing a judgment

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consistent therewith. The fees and expenses of any arbitration conducted pursuant to this Section 5.3 shall be shared equally by the parties.

      5.4. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given or delivered when (i) delivered by hand, (ii) received at the addressee's address, if sent by Certified Mail Return receipt Requested or by express mail, Federal Express or other express delivery service, or (iii) sent by facsimile transmission (receipt confirmed) to the addressee at the following address (or to such other address as a party may specify by notice hereunder):

      If to the Company:             Renaissance Learning, Inc.
                                     2911 Peach Street
                                     Wisconsin Rapids, WI  54495
                                      Attention:  Chief Financial Officer

                                    Fax: 715-424-3414

      If to Paul:                   Terrance D. Paul
                                    Paul Family Office
                                    2060 Broadway, Suite 200
                                    Boulder, CO 80302

                                    Fax: 303-413-0165

      5.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original but all of which together shall constitute the same instrument.

      5.6. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provision of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

      5.7. Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to take such other actions as may be necessary or appropriate, or as the other party may reasonably request, in order to carry out the purpose and intent of this Agreement. Without limitation, the Company agrees to execute from time to time such assignments and other instruments or documents as Paul may reasonably request in order to confirm and perfect his interest in the Book and the Idea and to apply for and prosecute any copyright or patent rights with respect thereto.

      5.8. Integration. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties, covenants, promises or agreements by any party relating to the subject matter hereof which are not expressly set forth herein.

      5.9. Captions. The headings and captions to the Articles and Sections of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof.

      5.10. Amendments. This Agreement may not be amended except by written instrument signed by each of the parties. No waiver by a party of any failure by the other party to perform any obligation hereunder shall operate as a waiver or estoppel with respect to any other subsequent failure.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        RENAISSANCE LEARNING, INC.

                                        By: /s/ John Hickey
                                            ---------------------------------
                                            John Hickey, President and CEO

                                        /s/ Terrance D. Paul
                                        -------------------------------------
                                        Terrance D. Paul